                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference of our report dated May 29, 1998, except for Note 14 as to which the date is June 19, 1998, in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Maxco Stock Option Plan of Maxco, Inc. with respect to the consolidated financial statements and schedule of Maxco, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                              /s/Ernst & Young LLP

November 18, 1998
Detroit, Michigan